EXHIBIT 11.2
DUKE REALTY LIMITED PARTNERSHIP
EARNINGS TO DEBT SERVICE CALCULATIONS (in thousands)
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                                                  DECEMBER 31,
                                                  1998
                                                  ------------
CONSOLIDATED NET INCOME AVAILABLE FOR
 COMMON UNITS                                    $103,112
GAIN ON PROPERTY SALES                             (1,351)
RECURRING PRINCIPAL AMORTIZATION                    7,072
INTEREST EXPENSE (EXCLUDES AMORTIZATION OF
 DEFERRED FINANCING FEES)                          58,855
                                                  -------
   EARNINGS BEFORE DEBT SERVICE                  $167,688
                                                  =======

INTEREST EXPENSE (EXCLUDES AMORTIZATION OF
 DEFERRED FINANCING FEES)                        $ 58,855
RECURRING PRINCIPAL AMORTIZATION                    7,072
                                                  -------
   TOTAL DEBT SERVICE                            $ 65,927
                                                  =======

DEBT SERVICE RATIO                                   2.54
                                                  =======
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